UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 16, 2006

TELECOM COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-62236	35-2089848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suites 2412-13 Shell Tower, Times Square, 1 Matheson Street, Causeway Bay, Hong Kong

(Address of principal executive offices)

Registrant’s telephone number, including area code (852) 2782 0983

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2006, HRDQ Group, Inc. a Delaware corporation, and subsidiary of Telecom Communications, Inc., a Delaware corporation (the “Company”), entered into a Series A Preferred and Common Stock Purchase Agreement (the “Agreement”) with Top Rider Group Limited, a BVI corporation (the “TRG”), whereby HRDQ issued and sold 200,000 shares of Series A Preferred Stock at a purchase price of three dollars and thirty cents ($3.30) per share (the “Preferred Stock”) and 500,000 shares of its Common Stock at a purchase price of two dollars and twenty cents ($2.20) per share (the “Common Stock”) to TRG. The transactions contemplated by the Agreement are intended to constitute a single transaction for purposes of Section 351 of the Internal Revenue Code of 1986, as amended.

On June 16, 2006, HRDQ entered into a Stockholders Agreement by and among the Company, China Dongguan Networks, Inc., a BVI corporation (“CDN”) and TRG, as a condition to the closing of the issuance and sale of the shares to TRG pursuant to the Agreement.

On June 16, 2006, HRDQ entered into a Registration Rights Agreement with TRG, to provide TRG with certain rights to register shares of HRDQ’s Common Stock, including without limitation, Common Stock issued or issuable upon conversion of the Preferred Stock held by TRG.

On June 16, 2006, HRDQ entered into an Acquisition Agreement (the “Acquisition Agreement”) by and among the Company, Alpha Century Holdings Ltd., a BVI Corporation and wholly owned subsidiary of the Company (“Alpha”) and CDN (together with Alpha, the “Owners”), whereby HRDQ acquired all of Owners’ right, title and interest in the assets of the business of subeye.com. In connection with the Acquisition Agreement, HRDQ agreed to (i) issue 798,747 shares of its Common Stock to CDN, (ii) issue 2,024,192 shares of its Common Stock to Alpha, with such shares of Common Stock to be distributed immediately to the Company, (iii) pay $1,950,800 to CDN and (iv) issue a convertible promissory note (the “Promissory Note”) to Alpha for the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00), with such Promissory Note being immediately assigned to the Company.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Exhibit
10.1	Series A Preferred and Common Stock Purchase Agreement, dated June 16, 2006, between HRDQ Group, Inc. and Top Rider Group Limited.
10.2	Stockholders Agreement, dated June 16, 2006, by and among HRDQ Group, Inc., Telecom Communication, Inc., China Dongguan Networks, Inc. and Top Rider Group, Limited.
10.3	Registration Rights Agreement, dated June 16, 2006, between HRDQ Group, Inc. and Top Rider Group Limited.
10.4	Acquisition Agreement, dated June 16, 2006, by and among HRDQ Group, Inc., Telecom Communications, Inc., Alpha Century Holdings, Ltd. and China Dongguan Networks, Inc.
10.5	Convertible Promissory Note, dated June 16, 2006 between HRDQ Group, Inc. and Alpha Century Holdings Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TELECOM COMMUNICATIONS, INC.

Date: June 22, 2006	By:	/s/ Tim T. Chen
Tim T. Chen
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Series A Preferred and Common Stock Purchase Agreement, dated June 16, 2006, between HRDQ Group, Inc. and Top Rider Group Limited.
10.2	Stockholders Agreement, dated June 16, 2006, by and among HRDQ Group, Inc., Telecom Communication, Inc., China Dongguan Networks, Inc. and Top Rider Group, Limited.
10.3	Registration Rights Agreement, dated June 16, 2006, between HRDQ Group, Inc. and Top Rider Group Limited.
10.4	Acquisition Agreement, dated June 16, 2006, by and among HRDQ Group, Inc., Telecom Communications, Inc., Alpha Century Holdings, Ltd. and China Dongguan Networks, Inc.
10.5	Convertible Promissory Note, dated June 16, 2006 between HRDQ Group, Inc. and Alpha Century Holdings Ltd.